EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                       CONSUMER PORTFOLIO SERVICES, INC.,


                               CPS MERGERSUB, INC.


                                       AND


                            MFN FINANCIAL CORPORATION


                          DATED AS OF NOVEMBER 18, 2001


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                                TABLE OF CONTENTS

                                                                                                        PAGE

ARTICLE 1       THE MERGER.................................................................................1

   Section 1.1           The Merger........................................................................1

   Section 1.2           Effective Time....................................................................1

   Section 1.3           Effects of the Merger.............................................................2

   Section 1.4           Charter and Bylaws; Directors and Officers........................................2

   Section 1.5           Conversion of Securities..........................................................2

   Section 1.6           Exchange of Certificates..........................................................3

   Section 1.7           Return of Payment Fund............................................................4

   Section 1.8           No Further Ownership Rights in Company Common Stock...............................4

   Section 1.9           Closing of Company Transfer Books.................................................4

   Section 1.10          Lost Certificates.................................................................4

   Section 1.11          Further Assurances................................................................5

   Section 1.12          Dissenting Shares.................................................................5

   Section 1.13          Closing...........................................................................5

ARTICLE 2       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................................5

   Section 2.1           Organization, Standing and Power..................................................6

   Section 2.2           Authority.........................................................................6

   Section 2.3           Consents and Approvals; No Violation..............................................6

   Section 2.4           SEC Documents and Other Reports...................................................7

   Section 2.5           Absence of Certain Changes or Events..............................................8

   Section 2.6           Permits and Compliance............................................................8

   Section 2.7           Actions and Proceedings...........................................................9

   Section 2.8           Accounts Receivable...............................................................9

   Section 2.9           Business Relations................................................................9

   Section 2.10          Retail Installment Contracts.....................................................10

   Section 2.11          Brokers..........................................................................10

   Section 2.12          Operations of Sub................................................................10

   Section 2.13          Financing........................................................................10

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................10


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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE

   Section 3.1           Organization, Standing and Power.................................................10

   Section 3.2           Capital Structure................................................................11

   Section 3.3           Authority........................................................................12

   Section 3.4           Consents and Approvals; No Violation.............................................12

   Section 3.5           SEC Documents and Other Reports..................................................13

   Section 3.6           Proxy Statement..................................................................13

   Section 3.7           Absence of Certain Changes or Events.............................................13

   Section 3.8           Permits and Compliance...........................................................14

   Section 3.9           Tax Matters......................................................................15

   Section 3.10          Actions and Proceedings..........................................................17

   Section 3.11          Employees; Employee Benefits.....................................................17

   Section 3.12          Labor Matters....................................................................20

   Section 3.13          Accounts Receivable..............................................................20

   Section 3.14          Title of Property and Assets.....................................................20

   Section 3.15          Real Property....................................................................21

   Section 3.16          Insurance........................................................................21

   Section 3.17          Business Relations...............................................................22

   Section 3.18          Retail Installment Contracts.....................................................22

   Section 3.19          Opinion of Financial Advisor.....................................................22

   Section 3.20          Required Vote of Company Stockholders............................................22

   Section 3.21          Brokers..........................................................................22

ARTICLE 4       COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................22

   Section 4.1           Conduct of Business Pending the Merger...........................................22

   Section 4.2           No Solicitation by the Company...................................................24

ARTICLE 5       ADDITIONAL AGREEMENTS.....................................................................25

   Section 5.1           Company Stockholder Meeting......................................................25

   Section 5.2           Preparation of the Proxy Statement...............................................25

   Section 5.3           Access to Information............................................................25

   Section 5.4           [Intentionally omitted]..........................................................26


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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                        PAGE

   Section 5.5           [Intentionally omitted]..........................................................26

   Section 5.6           Certain Payments, Fees and Expenses..............................................26

   Section 5.7           Reasonable Best Efforts..........................................................27

   Section 5.8           Public Announcements.............................................................28

   Section 5.9           [Intentionally omitted]..........................................................28

   Section 5.10          State Takeover Laws..............................................................28

   Section 5.11          Indemnification; Directors and Officers Insurance................................28

   Section 5.12          Notification of Certain Matters..................................................29

   Section 5.13          Employee Benefit Plans and Agreements............................................29

   Section 5.14          Estoppel Certificates............................................................30

ARTICLE 6       CONDITIONS PRECEDENT TO THE MERGER........................................................30

   Section 6.1           Conditions to Each Party's Obligation to Effect the Merger.......................30

   Section 6.2           Conditions to Obligation of the Company to Effect the Merger.....................30

   Section 6.3           Conditions to Obligations of Parent and Sub to Effect the Merger.................31

ARTICLE 7       TERMINATION, AMENDMENT AND WAIVER.........................................................32

   Section 7.1           Termination......................................................................32

   Section 7.2           Effect of Termination............................................................34

   Section 7.3           Amendment........................................................................34

   Section 7.4           Waiver...........................................................................34

ARTICLE 8       GENERAL PROVISIONS........................................................................34

   Section 8.1           Nonsurvival of Representations and Warranties....................................34

   Section 8.2           Notices..........................................................................34

   Section 8.3           Interpretation...................................................................35

   Section 8.4           Counterparts.....................................................................35

   Section 8.5           Entire Agreement; No Third Party Beneficiaries...................................36

   Section 8.6           Governing Law....................................................................36

   Section 8.7           Assignment.......................................................................36

   Section 8.8           Severability.....................................................................36
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                             TABLE OF DEFINED TERMS

Defined Term                                                                                         Section
------------                                                                                         -------
Affiliate...........................................................................................5.6(b)(i)
Agreement............................................................................................Forepart
Benefits Letter........................................................................................6.2(d)
Benefit Plans.........................................................................................3.11(c)
Blue Sky Laws.............................................................................................2.3
Certificate of Merger.....................................................................................1.2
Certificates...........................................................................................1.6(b)
Closing..................................................................................................1.13
Code...................................................................................................1.6(d)
Commitments..............................................................................................2.13
Company..............................................................................................Forepart
Company Annual Report..................................................................................3.2(b)
Company Bylaws.........................................................................................3.2(a)
Company Charter........................................................................................3.2(a)
Company Common Stock...................................................................................1.5(b)
Company Letter.........................................................................................3.2(a)
Company Permits........................................................................................3.8(a)
Company SEC Documents.....................................................................................3.5
Company Stock Option Plan..............................................................................3.2(a)
Company Stock Options..................................................................................3.2(a)
Company Stockholder Meeting...............................................................................5.1
Confidentiality Agreement.................................................................................5.3
Constituent Corporations.............................................................................Forepart
D&O Insurance Tail....................................................................................5.11(b)
DGCL......................................................................................................1.1
Dissenting Shares........................................................................................1.12
Effective Time............................................................................................1.2
Employees.............................................................................................3.11(a)
ERISA.................................................................................................3.11(c)
ERISA Affiliate.......................................................................................3.11(e)
Exchange Act..............................................................................................2.3
Former Employees......................................................................................3.11(a)
Governmental Entity.......................................................................................2.3
HSR Act...................................................................................................2.3
Income Taxes...........................................................................................3.9(a)
IRCA..................................................................................................3.11(b)
IRS...................................................................................................3.11(d)
Knowledge of the Company.................................................................................3.10
Knowledge of Parent.......................................................................................2.7
LLCP.....................................................................................................2.11
LLCP Commitment..........................................................................................2.13
Leased Real Property..................................................................................3.15(a)
Liens..................................................................................................3.2(b)
Material Adverse Effect...................................................................................2.1
Merger...............................................................................................Recitals


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                             TABLE OF DEFINED TERMS

Defined Term                                                                                         Section
------------                                                                                         -------

Merger Consideration...................................................................................1.5(c)
MFN Financial Corporation..............................................................................1.4(a)
Non-Employees.........................................................................................3.11(a)
Option.................................................................................................1.5(d)
Parent...............................................................................................Forepart
Parent Bylaws.............................................................................................2.3
Parent Charter............................................................................................2.3
Parent Letter.............................................................................................2.3
Parent Permits.........................................................................................2.6(a)
Parent SEC Documents......................................................................................2.4
Paying Agent...........................................................................................1.6(a)
Payment Fund...........................................................................................1.6(a)
Proxy Statement...........................................................................................3.6
Real Property Leases..................................................................................3.15(a)
Retained Employees....................................................................................5.13(a)
SEC.......................................................................................................2.4
Securities Act............................................................................................2.4
Significant Subsidiary.................................................................................3.2(a)
State Takeover Approvals..................................................................................2.3
Sub..................................................................................................Forepart
Sub-Charter............................................................................................1.4(a)
Subsidiary................................................................................................2.1
Superior Proposal......................................................................................7.1(g)
Surviving Corporation.....................................................................................1.1
Takeover Proposal involving the Company................................................................4.2(a)
Tax Return.............................................................................................3.9(a)
Taxing Authority.......................................................................................3.9(a)
Taxes..................................................................................................3.9(a)
United States Real Property Holding Corporation........................................................3.9(k)
Unrestricted Cash Availability.........................................................................6.3(d)
West LB..................................................................................................2.13
West LB Commitment.......................................................................................2.13
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                                       v
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2001 (this "Agreement"), is among Consumer Portfolio Services, Inc., a California corporation ("Parent"), CPS Mergersub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and MFN Financial Corporation, a Delaware corporation (the "Company", together with Sub, the "Constituent Corporations").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein is advisable and fair to and in the best interests of their respective stockholders;

     WHEREAS, the respective Boards of Directors of the Company, Parent and Sub have each approved and adopted, at meetings of each such Boards of Directors, this Agreement and have authorized the execution hereof; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).


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     Section 1.3  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

     Section 1.4  Charter and Bylaws; Directors and Officers.

     (a) At the Effective Time, the Certificate of Incorporation of Sub (the "Sub Charter"), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by applicable law except that the name of the Surviving Corporation shall initially be "MFN Financial Corporation". At the Effective Time, the Bylaws of Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with applicable law.

     (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Sub at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that is held in the treasury of the Company or by any wholly owned Subsidiary of the Company, and any shares of Company Common Stock owned by Parent, shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive $10.00 in cash payable to the holder thereof, without interest thereon (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this
Section 1.5(c). The Merger Consideration shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock prior to the Effective Time.

     (d) Subject to the Company obtaining any required consent from a holder of an outstanding option to acquire shares of Company Common Stock (an "Option"), each Option outstanding immediately prior to the Effective Time, whether or not otherwise fully vested and exercisable at that time, shall be cancelled and converted into the fully vested right to receive the


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excess of $10.00 over the exercise price per share for which shares of Company
Common Stock may be acquired pursuant to the Option. Prior to the Effective Time, the Company shall take all actions within its control which are necessary (and shall use its reasonable best efforts to obtain such consents, if any, from Option holders as may be required) to cancel and convert all outstanding Options in accordance with this Section 1.5(d). All Options, when so converted, shall no longer be outstanding, and each holder of such an Option shall cease to have any rights with respect thereto, except the right to receive the consideration described in this Section 1.5(d). The consideration described in this Section 1.5(d) shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock prior to the Effective Time.

     All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the cash amount payable above. Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Company Stock Option Plan (as defined in Section 3.2(a) hereof), the Company shall cause the Company Stock Option Plan to terminate as of the Effective Time.

     Section 1.6  Exchange of Certificates.

     (a) Parent shall appoint a trust company or a commercial bank reasonably acceptable to the Company to act as Paying Agent hereunder (the "Paying Agent"). Prior to the Effective Time, Parent shall deposit with the Paying Agent the aggregate Merger Consideration under Section 1.5(c) hereof (the "Payment Fund"). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 1.5(c) out of the Payment Fund.

     (b) Parent shall cause the Paying Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration). Upon surrender for cancellation to the Paying Agent of one or more Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration pursuant to this Article 1, and any Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration payable to the holder of the Certificates.

     (c) The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) certificates of deposit, bank repurchase agreements or bankers acceptances, of commercial banks with assets exceeding $1,000,000,000, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent; provided that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of their Merger Consideration or otherwise impair such holders' respective rights hereunder.


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Parent must promptly replace any portion of the Payment Fund which the Paying
Agent loses through investments.

     (d) If any Merger Consideration is to be paid to a name other than that in which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any taxes required by reason of payment or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent.

     Section 1.7 Return of Payment Fund. Any portion of the Payment Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this
Article 1 shall thereafter look only to Parent for payment of their claim for their Merger Consideration. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Merger Consolidation that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.8 No Further Ownership Rights in Company Common Stock. The Merger Consideration issued upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     Section 1.9 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Paying Agent or the Parent, such Certificates shall be cancelled as provided in this Article 1.

     Section 1.10 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay the Merger Consideration for such lost, stolen or destroyed Certificate.


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     Section 1.11  Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.12 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any), who has the right to demand, and who properly demands, an appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive their Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Company Common Stock of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Article 1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in
Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Parent shall be responsible for all payments with respect to the Dissenting Shares, including without limitation, all expenses associated with any negotiations and proceedings with respect to demands for appraisal under the DGCL.

     Section 1.13 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Bingham Dana, LLP, 399 Park Avenue, New York, New York at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in
Article 6 shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                    ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:


                                       5
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     Section 2.1  Organization, Standing and Power. Each of Parent and Sub is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly qualified to do business, and is in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. For purposes of this Agreement (a) "Material Adverse Effect" means, when used with respect to Parent, Sub or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, except to the extent resulting from or relating to (i) any changes or events affecting the economy of the United States or the consumer finance industry generally or (ii) the execution or announcement of, or compliance with the terms of, this Agreement; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     Section 2.2 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have (i) declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and (ii) approved and adopted this Agreement in accordance with the General Corporation Law of California and the DGCL. Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity.

     Section 2.3 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.3 have been obtained and all filings and obligations described in this Section
2.3 have been made, and except as set forth in Section 2.3 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement does not, and the


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consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation of Parent (the "Parent Charter") or the Bylaws of Parent (the "Parent Bylaws") or the Sub Charter or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and NASDAQ, (v) as may be required under foreign laws and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.4 SEC Documents and Other Reports. Parent has timely filed all required documents with the U.S. Securities and Exchange Commission (the "SEC") since December 31, 2000 ("Parent SEC Documents"). As of their respective dates, Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") or the Exchange Act, as the case may be, and, at the respective times they were filed, none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, between December 31, 2000 and the date hereof, made any material change in the accounting practices or policies applied in the preparation of such financial statements.

     Section 2.5 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.5 of Parent Letter, since December 31, 2000, (A) Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent, (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent, (C) there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock and (D) there has been no Material Adverse Effect with respect to Parent.

     Section 2.6  Permits and Compliance.

     (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of
(A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and
(C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Except as disclosed in Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.6 of Parent Letter, as of the date hereof, there is no contract or agreement that is or was required to be filed by Parent as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in Section 2.6 of Parent Letter or disclosed in the Parent SEC Documents as of the date hereof, neither Parent nor any of its Significant Subsidiaries is a party to or bound by any agreements evidencing, or guarantees relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $5,000,000. Except as set forth in Parent SEC Documents filed prior to the date of this Agreement or
Section 2.6 of Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     Section 2.7 Actions and Proceedings. Except as set forth in Parent SEC Documents filed prior to the date of this Agreement and except as set forth in
Section 2.7 of Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in Section 2.7 of Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent (as hereinafter defined), threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, as such, or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement. Section 2.7 of the Parent Letter sets forth a list of all outstanding litigation to which Parent or any of its Subsidiaries is a party as of the date hereof. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.7 of Parent Letter.


     Section 2.8 Accounts Receivable. Except as set forth in Section 2.8 of the Parent Letter the accounts receivable shown on the Parent's balance sheet as of December 31, 2000 included in its audited consolidated financial statements for the year then ended in Parent's Annual Report, except for write-offs in amounts reserved against in such financial statements, or thereafter acquired, subject to reserves created in the ordinary course of business on a basis consistent with the periods covered in such financial statements, (a) have, in all material respects, been collected or (b) in all material respects and taken as a whole,
(i) are valid and enforceable, (ii) arose from bona-fide sales to third parties in ordinary course of business, and (iii) are not subject to any counterclaims or setoffs and have not been encumbered or sold.

     Section 2.9 Business Relations. Except as set forth in Section 2.9 of the Parent Letter, neither the Parent nor any of its Subsidiaries has received any written notice from any customer, consultant, contractor, supplier or vendor indicating that it intends to terminate or modify its business relationship with Parent or any of its Subsidiaries, which termination or modification would have a Material Adverse Effect on Parent.

     Section 2.10 Retail Installment Contracts. The retail installment contracts held by Parent or any of its Subsidiaries are valid and enforceable in accordance with their terms except where the failure of such retail installment contracts to be valid and enforceable would not have a Material Adverse Effect on Parent.

     Section 2.11 Brokers. No broker, investment banker or other person, other than Levine Leichtman Capital Partners, L.P. ("LLCP"), the fees and expenses of which will be paid by Parent (as reflected in the LLCP Commitment (as defined below)), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.12 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities other than those necessary to consummate the transaction described herein.

     Section 2.13 Financing. Prior to the date hereof, Parent has delivered to the Company true and complete copies of executed commitment letters of LLCP (the "LLCP Commitment") and Westdeutsche Landesbank Girozentrale ("West LB"), N.Y. Branch (the "West LB Commitment") for financing pursuant to which LLCP and West LB on the terms and subject to the conditions contained therein, have committed to provide or cause to be provided funding of not less than $35,000,000 and $60,000,000 respectively in connection with the consummation of the Merger (collectively, the "Commitments"). Parent has no agreement or understanding with either LLCP or West LB which is inconsistent with the terms of the Commitments or this Agreement. The Commitments are in full force and effect and have not been modified, and as of the date of this Agreement neither Parent nor Sub has any reason to expect that the conditions set forth in the Commitments will not be satisfied in full before the Effective Time. Parent is in compliance with its obligations under the Commitments and Parent has paid the commitment fees due thereunder as of the date hereof.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.2  Capital Structure.

     (a) As of the date hereof, the authorized capital stock of the Company consists of 60,000,000 shares of capital stock of which 50,000,000 are shares of Company Common Stock, par value $.01 per share, and 10,000,000 are shares of preferred stock, par value $.01 per share, of the Company. At the close of business on October 31, 2001, (i) 9,991,289 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, and (iii) 1,923,833 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock ("Company Stock Options") issued and outstanding pursuant to the Amended and Restated 1989 Stock Option and Incentive Compensation Plan (the "Company Stock Option Plan") and pursuant to the Stock Option Agreement dated March 23, 1999 between the Company and Edward G. Harshfield. The Company Stock Option Plan is the only benefit plan of the Company or its Subsidiaries under which any securities of the Company are issuable. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except (i) as set forth above, (ii) the Series A, Series B and Series C warrants to purchase an aggregate of 1,709,523 shares of Company Common Stock and (iii) as set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the "Company Letter", there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Significant Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Significant Subsidiaries or obligating the Company or any of its Significant Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. For purposes of this Agreement, "Significant Subsidiary" means any Subsidiary that constitutes a significant subsidiary within the meaning of Rule 102 of Regulation S-X of the SEC. True, complete and correct copies of the Restated Certificate of Incorporation of the Company (the "Company Charter") and the Bylaws of the Company, as amended (the "Company Bylaws"), have been delivered to Parent.

     (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each Significant Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") other than such Liens which (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC (the "Company Annual Report"), was, at the time so filed, a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

     Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously (i) declared the Merger advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement in accordance with the DGCL, (iii) resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and (iv) directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

     Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii),
(iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its

Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business,
(iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) applicable requirements, if any, of Blue Sky Laws, (v) as may be required under foreign laws and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has timely filed all required documents with the SEC since December 31, 2000 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, between December 31, 2000 and the date hereof, made any material change in the accounting practices or policies applied in the preparation of financial statements.

     Section 3.6 Proxy Statement. None of the information to be included in the Proxy Statement relating to the Company Stockholders Meeting (as defined in
Section 5.1) (the "Proxy Statement") will at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since December 31, 2000: (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on the Company; (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock except for regular quarterly cash dividends to shareholders of the Company; and (D) there has been no Material Adverse Effect with respect to the Company.

     Section 3.8  Permits and Compliance.

     (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A),
(B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, as of the date hereof, there is no contract or agreement that is or was required to be filed by the Company as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in Section 3.8 of the Company Letter or disclosed in the Company SEC Documents, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement evidencing, or guarantee relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $5,000,000. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 3.9  Tax Matters.

     (a) Except as set forth in Section 3.9 of the Company Letter or as would not have a Material Adverse Effect on the Company, the Company and its Subsidiaries (i) have timely filed all Tax Returns that are required to have been filed by each of them with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and (ii) have timely paid all Taxes due and payable (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional Taxes for periods for which returns have been filed is not expected to exceed an amount that would have a Material Adverse Effect on the Company and, to the Knowledge of the Company, there are no material unresolved claims concerning the Company's or any Subsidiary's Tax liability. The Company's and the Subsidiaries' Tax Returns have not been reviewed or audited by any Taxing Authority. There is no action, suit, proceeding, investigation, audit, claim or assessment pending or threatened in writing with respect to the Company or any Subsidiary with respect to a liability for Taxes or with respect to any Tax Return, except for those which would not have a Material Adverse Effect on the Company. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of the Company, except for those which would not have a Material Adverse Effect on the Company. For purposes of this Agreement,
(i) "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, withholding and other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Income Taxes" shall mean all franchise Taxes and all Taxes imposed on or measured by net income or gross profits or gross receipts or capital (but excluding sales, use, value added and property Taxes), together with all interest, penalties and additions imposed with respect to such amounts; (iii) "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority and
(iv) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) Neither the Company nor any Subsidiary has outstanding agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax. The Tax Returns of the Company and the Subsidiaries with respect to federal income taxes have been examined by the IRS, or the statute of limitations with respect to the assessment or collection of the relevant Tax liability has expired, for all taxable periods through and including the year ended December 31, 1994.

     (c) Neither the Company nor any Subsidiary is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

     (d) Except as set forth in Section 3.9 of the Company Letter or as would not have a Material Adverse Effect on the Company, the Company and its Subsidiaries shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

     (e) Except as set forth in Section 3.9 of the Company Letter or as would not have a Material Adverse Effect on the Company, neither the Company, nor any of its affiliates, has made with respect to the Company any consent under
Section 341 of the Code, no property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code, the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and none of the assets of the Company is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

     (f) Except as set forth in Section 3.9 of the Company Letter, no currently effective power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Subsidiary.

     (g) The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

     (h) Any deficiency resulting from any audit or examination relating to Taxes of the Company or any Subsidiary by any Taxing Authority has been timely paid.

     (i) Section 3.9 of the Company Letter lists all jurisdictions in which the Company and any Subsidiary files Tax Returns. No jurisdiction where the Company or any Subsidiary does not file a Tax Return has made a claim that the Company or any Subsidiary is required to file a Tax Return for such jurisdiction.

     (j) Neither the Company nor any Subsidiary has requested an extension of time within which to file any Tax Return with respect to any taxable period or year for which such Tax Return has not since been filed.

     (k) Neither the Company nor any Subsidiary is or has been a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Parent or Merger Subsidiary is not required to withhold Tax on the purchase of Company Common Shares pursuant to the Merger by reason of Section 1445 of the Code.

     (l) Except as set forth in Section 3.9 of the Company Letter or as would not have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or Section 280G of the Code.

     Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Benefit Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement. Section 3.10 of the Company Letter sets forth a list of all outstanding litigation to which the Company or any of its Subsidiaries is a party as of the date hereof. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section
3.10 of the Company Letter.

     Section 3.11  Employees; Employee Benefits.

     (a) Complete and correct copies of all material written agreements with or concerning all current employees of the Company and its Subsidiaries (the "Employees"), including, without limitation, union and collective bargaining agreements, and all material employment policies, and all amendments and supplements thereto, have been delivered to Parent, and a list of all such agreements and policies is set forth on Section 3.11(a) of the Company Letter. The Company does not currently offer or provide retiree health and other insurance benefits to former Employees of the Company and its Subsidiaries ("Former Employees"), or their dependents, survivors or beneficiaries, and the Company has no liabilities (contingent or otherwise) with respect thereto. There are no outstanding loans from the Company to any Employees or Former Employees. Except as set forth on Section 3.11(a) of the Company Letter, since January 1, 2001, the Company and its Subsidiaries have not, in any material respect taken as a whole, (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees or Former Employees under any Benefit Plan (as hereinafter defined). All individuals who, in the last 24 months, have performed services for the Company or its Subsidiaries as a consultant or independent contractor ("Non-Employees") are independent contractors and are not employees of the Company or its

Subsidiaries and the Company has no material liability to or with respect to such Non-Employees for the withholding or payment of any income or social security taxes, the provision of benefits under any Benefit Plans (as hereinafter defined) or for any other charges, taxes or benefits with respect thereto.

     (b) The Company has complied in all material respects with all laws, statutes, rules and regulations applicable with respect to employees, terms and conditions of employment and wages and hours in each of the jurisdictions in which it operates and/or does business, and there have been no claims made or, to the Knowledge of the Company, threatened thereunder against the Company arising out to of relating to or alleging any violation of any of the foregoing. The Company has complied in all material respects with the employment eligibility verification form requirements under the Immigration Reform Control Act, as amended ("IRCA"), with respect to Employees and with the paperwork provisions and anti-discrimination provisions of IRCA and has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. To the Knowledge of Company, the Company is not currently employing any Employees who are not citizens of the United States and who are not authorized to work in the United States.

     (c) Section 3.11(c) of the Company Letter sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Employee, retiree or Former Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, and for which the Company could reasonably have any material liabilities, all of which are hereinafter referred to as the "Benefit Plans." Except as set forth in Section 3.11(c) of the Company Letter or in the Benefits Letter, neither Parent nor the Company will incur any material liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

     (d) Except as set forth on Section 3.11(d) of the Company Letter or as would not otherwise have a Material Adverse Effect on the Company, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal Income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto, including all amendments required under the Uruguay Round Agreement Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997; and since the date of such determination letter there have been no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. No event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered to Parent complete and correct copies of the following documents, where applicable: (i) the three most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by
Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications thereof, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

     (e) The Company does not, and any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (and "ERISA Affiliate") does not, maintain or contribute to or, to the Knowledge of the Company, in any way directly or indirectly have any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA. Except as otherwise set forth on Section 3.11(e) of the Company Letter, no Benefit Plan or plan of any ERISA Affiliate is subject to Title IV of ERISA. All contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees or Former Employees prior to the date hereof have been made or have been accrued for in the books and records of the Company for all periods through the date hereof.

     (f) Except as set forth on Section 3.11(f) of the Company Letter or as would not otherwise have a Material Adverse Effect on the Company, none of the Benefit Plans has been subject to a "reportable event," within the meaning of
Section 4043 of ERISA (whether or not the reporting for which has been waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; none of the Benefit Plans which is subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code and the Company is not subject to a lien under Section 412(n) of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and other applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; there has been no correction of any defects with respect to a Benefit Plan subject to Section 401(a) of the Code or its operation pursuant to any procedures established, or program permitted, by the IRS or otherwise within the 36-month period prior hereto; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the Knowledge of the Company, threatened involving a

Benefit Plan (other than routine claims for benefits), and, to the Knowledge of the Company, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been, to the Knowledge of the Company, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor or any other governmental agency with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

     Section 3.12 Labor Matters. As of the date hereof, neither the Company nor any of its Significant Subsidiaries is a party to any collective bargaining agreement or labor contract. No labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with the Company. There is no labor strike, dispute, slowdown, work stoppage, picketing, filed grievance, unfair labor practice charge, investigation, complaint or other proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries which may interfere with the respective business activities of the Company, except where such dispute, strike, slowdown, work stoppage, picketing, filed grievance, unfair labor practice charge, investigation, complaint or other proceeding would not have a Material Adverse Effect on the Company. No consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement.

     Section 3.13 Accounts Receivable. Except as set forth in Section 3.13 of the Company Letter, the accounts receivable shown on the Company's balance sheet as of December 31, 2000 included in its audited consolidated financial statements for the year then ended in Company's Annual Report, except for write-offs in amounts reserved against in such financial statements, or thereafter acquired, subject to reserves created in the ordinary course of business on a basis consistent with the periods covered in such financial statements, and except for accounts receivable sold in the Company's securitization program (including warehouse financing arrangements) (a) have, in all material respects, been collected or (b) in all material respects and taken as a whole, (i) are valid and enforceable, (ii) arose from bona-fide sales to third parties in ordinary course of business, and (iii) are not subject to any counterclaims or setoffs and have not been encumbered or sold.

     Section 3.14  Title of Property and Assets. Except as set forth in Section
3.14 of the Company Letter or as would not otherwise have a Material Adverse Effect on the Company, the Company or its Subsidiaries have good title to, or a valid leasehold interest in or license to use, the property and assets (real, personal, mixed, tangible and intangible) reflected in Company's Annual Report or acquired since the date thereof, free and clear of all Liens, except such Liens which do not materially impair Company's or any of its Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, except as would otherwise not have a Material Adverse Effect on Company, Company and its Subsidiaries are in compliance with such leases, all leases to which Company or any of its Subsidiaries are a party are in full force and effect and constitute valid and binding obligations of Company or the Subsidiary, as the case may be. Except as would otherwise not have a Material Adverse Effect on Company, Company's and its Subsidiaries' assets constitute all of the properties, interests, assets and rights (real, personal, mixed, tangible and intangible) held for use or used in connection with the business and operations of Company.

     Section 3.15  Real Property.

     (a) Set forth in Section 3.15 of the Company Letter, hereto is a list of all material leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Leased Real Property").

     (b) Except as provided in Section 3.15 of the Company Letter hereto, neither the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

     (c) Except as provided in Section 3.15 of the Company Letter neither the Company nor any Subsidiary owns any real property.

     (d) Except as set forth in Section 3.15 of the Company Letter, as to all of the Real Property Leases, except as would otherwise not have a Material Adverse Effect on the Company, (i) they are enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) there have not been and there currently are not any material defaults thereunder by the Company or any Subsidiary or, to the Knowledge of the Company, any other party thereto, (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate any of the Real Property Leases, (iv) all rent and additional rent payable thereunder has been paid in full through the date hereof, (v) no waiver, indulgence or postponement of the Company's or any Subsidiary's obligations thereunder has been granted, (vi) there are no oral agreements with respect to any of the Real Property Leases, (vii) the continuation, validity and effectiveness of all of the Real Property Leases under the current material terms thereof will in no way be affected by the Merger, (viii) they may be assigned by the Company or any Subsidiary without the consent or approval of any other person or entity, and (ix) there are no material disputes, oral agreements or forbearance programs in effect as to any of the Real Property Leases.

     Section 3.16 Insurance. Section 3.16 of the Company Letter contains a list, which is true and complete in all material respects, of all policies of casualty, liability, theft, fidelity, life and other forms of insurance held by Company or any of its Subsidiaries. All such insurance policies are in the name of Company or its Subsidiaries, and all premiums with respect to such policies which are due prior to the date hereof have been paid. All such policies are in full force and effect, and neither Company nor any of its Subsidiaries has received notice of cancellation or termination of any policy. To the Knowledge of the Company, since December 31, 1998, neither Company nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. Except as set forth in
Section 3.16 of the Company Letter, no material claim under any such policy is pending as of the date hereof.

     Section 3.17 Business Relations. Except as set forth in Section 3.17 of the Company Letter, neither the Company nor any of its Subsidiaries has received any written notice from any customer, consultant, contractor, supplier or vendor indicating that it intends to terminate or modify its business relationship with Company or any of its Subsidiaries, which termination or modification would have a Material Adverse Effect on the Company.

     Section 3.18 Retail Installment Contracts. The retail installment contracts held by Company or any of its Subsidiaries are valid and enforceable in accordance with their terms except where the failure of such retail installment contracts to be valid and enforceable would not have a Material Adverse Effect on the Company.

     Section 3.19 Opinion of Financial Advisor. The Company has received the written opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

     Section 3.20 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the Merger and adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.21 Brokers. No broker, investment banker or other person, other than Keefe, Bruyette & Woods, Inc., the fees and expenses of which will be paid as provided herein, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                    ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1  Conduct of Business Pending the Merger.

     (a)  Except as expressly permitted by clauses (i) through (xiii) of this
Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Significant Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, by the Benefits Letter or as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Significant Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such other than dividends and distributions by any Subsidiary to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and (B) the issuance of options exercisable for Company Common Stock under the Company Stock Option Plan (whether or not subject to subsequent approval of Parent's stockholders);

          (iii) amend its charter or bylaws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole other than retail installment contracts purchased in the ordinary course of business;

          (v) sell, lease, license, mortgage, encumber or otherwise dispose of material properties or assets, other than in connection with sales in the ordinary course of business or in connection with the Company's securitization program;

          (vi) sell any securitization residuals (including any B piece) at a price, prior to any selling expenses, which is less than the par value for such residuals;

          (vii) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness or guarantees in the ordinary course of business, (B) loans, advances, capital contributions and other investments between the Company and any Subsidiary or between Subsidiaries and (C) advances to employees in the ordinary course of business;

          (viii) enter into, adopt or amend in any material respect any severance plan, agreement or arrangement, Benefit Plan or employment or consulting agreement, except as required by applicable law or except in the ordinary course of business;

          (ix) increase the compensation (including bonuses, profit sharing and pension benefits) payable or to become payable to its Employees;

          (x) change the Company's independent public accountants or make any change in accounting methods or policies of the Company except as required by FASB;

          (xi)   make any tax election not in the ordinary course of business;

          (xii) change, in any material respect, any of the Company's credit policies or hedging strategies; or

          (xiii) agree or commit to do any of the foregoing.

     (b) During the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Significant Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

     Section 4.2  No Solicitation by the Company.

     (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or by any of its Subsidiaries to, directly or indirectly through any representative or otherwise (i) solicit or initiate the submission of, any Takeover Proposal involving the Company (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal involving the Company (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this
Section 4.2(a)), or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal involving the Company; provided, however, that, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rules 14-d(9) and 14-e(2) under the Exchange Act or publicly disclosing the existence of a Takeover Proposal involving the Company to the extent required by applicable law or (ii) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide Takeover Proposal involving the Company by such person or entity, if, (x) the failure to take such action would, in the good faith judgment of the Board of Directors of the Company, taking into consideration the advice of corporate counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, and (y) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreement (as defined below). For purposes of this Agreement, "Takeover Proposal involving the Company" means any proposal by any third party for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a 25% or greater equity interest in, 25% or more of the voting securities of, or 25% or more of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement and other than any securitization related transaction.

     (b) The Company shall advise Parent as promptly as practicable of (i) any Takeover Proposal involving the Company, and (ii) the material terms of such Takeover Proposal involving the Company. The Company will keep Parent informed of any material changes in such terms.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

     Section 5.1 Company Stockholder Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if in the good faith judgment of the Company's Board of Directors, taking into consideration the advice of corporate counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law. The Company agrees to submit the Merger Agreement to its stockholders for approval whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof that the Merger Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

     Section 5.2 Preparation of the Proxy Statement. The Company shall promptly prepare and file the Proxy Statement with the SEC. The Company shall use its reasonable best efforts to mail the Proxy Statement to its stockholders promptly as practicable thereafter.

     Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Significant Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Significant Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated January 8, 2001 between Parent and the Company (the "Confidentiality Agreement").

     Section 5.4  [Intentionally omitted].

     Section 5.5  [Intentionally omitted].

     Section 5.6  Certain Payments, Fees and Expenses.

     (a) Except as provided in this Section 5.6 and Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses, provided that all printing and mailing expenses and all filing fees (including, without limitation, filing fees under the Exchange Act and the HSR
Act) and all fees and expensed incurred with respect to communication with the Company's stockholders and warrant holders shall be paid 50% by Parent and 50% by the Company promptly when due.

     (b)  (i)    Notwithstanding any provision in this Agreement to the
contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(e), (B) by the Company pursuant to Section 7.1(g), or (C) by Parent pursuant to Section 7.1(h) then, in each case the Company shall reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, lenders, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.6(b)(i) in excess of $1,000,000 in the aggregate. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

          (ii) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent pursuant to Section 7.1(f), Parent shall reimburse the Company upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, lenders, accountants and consultants; provided, however, that Parent shall not be obligated to make any payment pursuant to this Section 5.6(b)(ii) if Parent's termination of this Agreement pursuant to Section 7.1(f) is due to the failure of the condition precedent contained in Section 6.3(d); and, provided, further, that Parent shall not be obligated to make payments pursuant to this Section 5.6(b)(ii) in excess of $1,000,000 in the aggregate.

     (c)  Notwithstanding any provision in this Agreement to the contrary, if
(i) this Agreement is terminated by the Company pursuant to Section 7.1(g) or
(ii) this Agreement is terminated by Parent pursuant to Section 7.1(h), then, in each case, the Company shall (in addition to any obligation under Section 5.6(b)) pay to Parent a fee of $3,000,000 less the amount paid pursuant to
Section 5.6(b)(i) in cash, such payment to be made promptly, but in no event later than, the third day following such termination.

     (d) Notwithstanding any provisions in this Agreement to the contrary, if this Agreement is terminated by Parent pursuant to Section 7.1(f), then Parent shall (in addition to any obligation under Section 5.6(b)) pay to the Company a fee of $750,000 in cash, such payment to be made promptly, but in no event later than the third business day following such termination; provided, however, Parent shall not be obligated to make any payment pursuant to this Section 5.6(d) if Parent's termination of this Agreement pursuant to Section 7.1(f) is due to the failure of the condition precedent contained in Section 6.3(d).

     (e) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e), the Company shall (in addition to any obligation under Section 5.6(b)(i)) pay to Parent a fee of $750,000 in cash, such payment to be made promptly, but in no event later than the third day following such termination.

     Section 5.7  Reasonable Best Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps (including, without limitation, divesting or holding separate any assets or agreeing to any governmental conditions), as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals); (ii) obtaining all necessary consents, approvals or waivers from third parties; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

     (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect the Merger.

     (c) Notwithstanding any provision in this Agreement to the contrary, Parent shall use commercially reasonable efforts to obtain the financing provided for in the Commitments prior to the Effective Time. In the event that Parent is unable for any reason to obtain the financing provided for in the Commitments prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain alternative financing prior to the Effective Time on terms which are no less favorable to Parent than the terms of the Commitments. Notwithstanding any provision in this Agreement to the contrary, Parent shall use commercially reasonable efforts to ensure that it has sufficient cash available as of immediately prior to the Effective Time to enable it to pay the aggregate Merger Consideration in connection with the Merger and to make all other necessary payments in connection with the Merger.

     (d) Notwithstanding any provision in this Agreement to the contrary, the Company shall use commercially reasonable efforts to ensure that it has Unrestricted Cash Availability (as hereinafter defined) in the amount provided in Section 6.3(d) as of immediately prior to the Effective Time.

     Section 5.8 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of NASDAQ.

     Section 5.9  [Intentionally omitted].

     Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

     Section 5.11  Indemnification; Directors and Officers Insurance.

     (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors, employees and agents of the Company and of its Subsidiaries to the full extent such persons may be indemnified by the Company, for acts or omissions occurring at or prior to the Effective Time, pursuant to the Company Charter, the Company Bylaws, applicable laws and any existing agreements.

     (b) Company or Parent shall purchase, or shall cause the Surviving Corporation to purchase, a 6-year "tail" on the Company's current directors and officers an insurance and indemnification policy (the "D&O Insurance Tail"); provided, however, that the Company, Parent and the Surviving Corporation shall not be required to pay more than $1,050,000 for the D&O Insurance Tail.

     (c) The provisions of this Section 5.11 are intended for the benefit of, and shall be enforceable by, each person entitled to indemnification under this
Section 5.11, his or her heirs and his or her personal representatives.

     Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.13  Employee Benefit Plans and Agreements.

     (a) For a period of six months following the Effective Time, Parent shall cause the Surviving Corporation to provide employees of the Company or any of its Subsidiaries who continue employment after the Effective Time with the Surviving Corporation (including those on vacation, authorized leave of absence or short-term disability who return to active employment within six months after the Effective Time) (the "Retained Employees") with employee benefit plans that are no less favorable, in the aggregate, than the employee benefit plans provided to the Retained Employees immediately prior to the Effective Time.

     (b) Except as otherwise provided in this Section, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular Benefit Plan or any other particular employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation to offer to continue the employment of any employee (other than as required by the terms of any written employment contract), provided, however, that no such termination or amendment may impair the rights of any person with respect to benefits or any other payments already accrued as of the time of such termination or amendment without the consent of such person.

     (c) Parent shall honor or cause to be honored by the Company, the Surviving Corporation and their Subsidiaries:

          (i) all employment agreements, bonus agreements, severance agreements and any other agreements with the persons who are directors, officers and employees of the Company and its Subsidiaries, and

          (ii)   all of the provisions set forth in the Benefits Letter.

     (d) Parent shall, or shall cause the Company and the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Retained Employees and former employees of the Company and its Subsidiaries under any welfare or fringe benefit plan in which such employees and former employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are in effect with respect to such employees and that have not been satisfied under the corresponding welfare or fringe benefit plan maintained by the Company for the Retained Employees and former employees prior to the Effective Time, and (ii) provide each Retained Employee and former employee with credit under any welfare plans in which such employee or former employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by such Retained Employee or former employee for the then current plan year under the corresponding welfare plans maintained by the Company prior to the Effective Time.

     Section 5.14 Estoppel Certificates. The Company shall use commercially reasonable efforts to obtain estoppel certificates reasonably satisfactory to Parent from the landlords of the Company and its Subsidiaries as they exist as of the Effective Time.

                                    ARTICLE 6

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company Bylaws.

     (b) HSR. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) Authorizations and Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred. All necessary state securities or Blue Sky authorizations (including State Takeover Approvals) shall have been received.

     (d) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     (e) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated herein which would have a Material Adverse Effect on the Company or Parent.

     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Consents. Parent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement by which Parent or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent or the Company.

     (c) Financing. At or prior to the Effective Time, Parent and/or Sub shall have sufficient available cash to enable Parent and/or Sub to pay the aggregate Merger Consideration for all of the outstanding shares of Company Common Stock and to make all other necessary payments in connection with the Merger and to fund the working capital needs of Parent and its Subsidiaries, including the Surviving Corporation, for a reasonable period of time following the Effective Time.

     (d) Benefits Letter. Parent shall have performed each of its agreements contained in the letter between Parent, Sub and the Company dated the date hereof (the "Benefits Letter") which are required to be performed on or prior to the Effective Time.

     Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this

Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Consents. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent.

     (c) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed 7% of the total number of Company Common Shares outstanding on the Closing Date.

     (d) Unrestricted Cash Availability. As of the Closing Date, the Company's Unrestricted Cash Availability shall not be less than $74,000,000. The term "Unrestricted Cash Availability" means the sum of (i) the Company's unrestricted cash and cash equivalents, (ii) available borrowings under the Company's credit facilities, (iii) in the event the Company becomes obligated to pay off its senior subordinated debt and does so, the amount paid off and (iv) the amounts expended by the Company in connection herewith with respect to legal and accounting expenses, expenses referred to in Section 5.6(a) hereof, all payments by the Company contemplated by the Benefits Letter (other than with respect to the Year 2001 Incentive Bonus payments), the cost of the D&O Insurance Tail and all of the Company's investment banking fees and expenses.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or
Parent:

     (a)  by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

     (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the nonbreaching party of written notice of the breach;

     (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on March 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Company Stockholder Meeting;

     (f) by Parent due to the failure of Parent to have the financing needed to pay the Merger Consideration; provided, however, the right of Parent to terminate this Agreement pursuant to this Section 7.1(f) shall not be available if Parent has not complied with its obligations under Section 5.7(c) hereof unless such failure to have the financing is due to the failure of the condition precedent contained in Section 6.3(d);

     (g) by the Company if the Board of Directors of the Company determines that a Takeover Proposal constitutes a Superior Proposal. For purposes of this Agreement "Superior Proposal" means a Takeover Proposal that the Board of Directors of the Company determines in its good faith judgment, after consultation with its financial advisors, is more favorable to the Company's stockholders from a financial point of view than the Merger; or

     (h) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 25% or more of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal involving the Company or shall have resolved to do so or (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the Confidentiality Agreement and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger at the Company Stockholder Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     Section 8.1 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub, to

          Consumer Portfolio Services, Inc.
          16355 Laguna Canyon Road
          Irvine, CA 92618-3801
          Attention:  General Counsel
          Facsimile No.: (949) 753-6897

          with a copy to:

          Bingham Dana LLP
          399 Park Avenue
          New York, NY 10022-4689
          Attention:  Ann F. Chamberlain
          Facsimile No.: (212) 752-5378

     (b)  if to the Company, to:

          MFN Financial Corporation
          100 Field Drive, Suite 340
          Lake Forest, IL 60045
          Attention:  President
          Facsimile No.: (847) 295-3526

          with a copy to:

          Vedder, Price, Kaufman & Kammholz
          222 N. LaSalle Street
          Chicago, IL  60601
          Attention:  William J. Bettman
          Facsimile No.: (312) 609-5005

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except as provided in the next sentence, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereto expressly intended the provisions of Sections 5.11 and 5.13 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by such provision.

     Section 8.6  Governing Law.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such federal court. Such party agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware State or federal court. Such party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and


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


effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                                    * * * * *





                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                         CONSUMER PORTFOLIO SERVICES, INC.


                                         By: /s/ Charles E. Bradley Jr.
                                            ------------------------------------
                                         Name: Charles E. Bradley Jr.
                                              ----------------------------------
                                         Its: President
                                             -----------------------------------


                                         CPS MERGERSUB, INC.


                                         By: /s/ Charles E. Bradley Jr.
                                            ------------------------------------
                                         Name: Charles E. Bradley Jr.
                                              ----------------------------------
                                         Its: President
                                             -----------------------------------


                                         MFN FINANCIAL CORPORATION


                                         By: /s/ Jeffrey B. Weeden
                                            ------------------------------------
                                         Name: Jeffrey B. Weeden
                                              ----------------------------------
                                         Its: President
                                             -----------------------------------


                                       38